Exhibit 24.1
CENTURY ALUMINUM COMPANY
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes, constitutes and appoints Robert R. Nielsen and Michael A. Bless, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, one or more Registration Statements on Form S-3 and any and all amendments thereto and other documents in connection therewith (and any additional registration statement related thereto permitted by the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, and to file the same, and other documents in connection therewith, in connection with the registration of the shares of Century Aluminum Company’s common stock, par value $0.01 per share, which are the subject of such registration statement, which amendments may make such changes in such registration as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the date set forth below.

Signature	Title	Date

/s/ Logan W. Kruger Logan W. Kruger	President and Chief Executive Officer (Principal Executive Officer) and Director	May 17, 2007
/s/ Michael A. Bless Michael A. Bless	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2007
/s/ Steve Schneider Steve Schneider	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2007
/s/ Craig A. Davis Craig A. Davis	Chairman of the Board and Director	May 23, 2007
/s/ John C. Fontaine John C. Fontaine	Director	May 19, 2007
/s/ Jack E. Thompson Jack E. Thompson	Director	May 20, 2007
/s/ Peter C. Jones Peter C. Jones	Director	May 23, 2007
/s/ Robert E. Fishman Robert E. Fishman, PhD	Director	May 21, 2007
/s/ John P. O’Brien John P. O’Brien	Director	May 23, 2007
/s/ Willy R. Strothotte Willy R. Strothotte	Director	May 23, 2007
/s/ Jarl Berntzen Jarl Berntzen	Director	May 23, 2007